UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 18, 2007

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2564

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 18, 2007 Registrant issued a press release containing Guidance (“Guidance”) provided by Registrant at the Goldman Sachs’ Communacopia XVI 2007 Conference with respect to Registrant’s reaffirmation that it expects to achieve double-digit earnings growth in 2007.

The Corporation’s forecast for year-over-year 2007 earnings growth excludes the following items: a $0.04 charge for the elimination of the restoration stock option program in 2006; a $0.06 restructuring charge in 2006; and a $0.03 gain from the sale of a mutual fund data business at Financial Services in the first quarter of 2007. On a GAAP basis, inclusive of these items, the 2007 earnings growth would be even stronger. Management believes the non-GAAP financial measures provide more useful information to investors due to the unusual nature of the excluded items.

Item 9.01. Exhibits.

(99)	Guidance of the Registrant, dated September 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
Kenneth M. Vittor
Executive Vice President and General Counsel

Dated: September 18, 2007

INDEX TO EXHIBITS

Exhibit Number
(99)	Guidance of the Registrant, dated September 18, 2007.